SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2002
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                  Delaware
------------------------------------------------------------------------------
      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
------------------------------------------------------------------------------
                          (Commission File Number)

                                84-0962308
------------------------------------------------------------------------------
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5 - OTHER EVENTS:

PLACEMENT OF CONVERTIBLE DEBENTURE AND WARRANTS

Ramtron International Corporation announces the closing of an agreement dated March 14, 2002 to complete a new round of funding for gross proceeds of $8.0 million. The Company issued cumulatively $8.0 million of 5 year, 5% fixed rate, convertible debentures to Infineon, Halifax Fund, L.P., managed by The Palladin Group, L.P. and Bramwell Capital Corporation, managed by Cavallo Capital Corp. The debentures are convertible into the Company's common stock at a conversion price of $3.769, which is equal to 110% of the five-day volume weighted average price ("VWAP") of the Company's common stock prior to the date of signing of the agreements. The Company may force conversion of the debenture after 18 months, provided the VWAP exceeds the conversion price by at least 200% of the conversion price for 20 or more of 30 consecutive trading days. The Halifax and Bramwell debentures are secured by a Deed of Trust on the Company's headquarters facility in Colorado Springs, Colorado. The
Infineon debenture is secured with certain accounts receivable and patents.
In addition, cumulatively, 700,435, 5-year common stock warrants will be issued to the investors at an exercise price of $4.28 per share.

                                    Page-1

The placement agents were Cardinal Securities, LLC and TN Capital Equities, Ltd. In consideration for placing the Halifax and Bramwell securities, the placement agents received cash compensation totaling $300,000 and a total 72,962 common stock warrants exercisable at $3.77 and $4.11 per share.

The Company estimates that the aggregate net proceeds received by it from the issuance of the debentures and warrants will be approximately $7.6 million (after cash fees to placement agents and estimated transaction expenses). The Company intends to use the funds for working capital and general corporate purposes.

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

                4.1 Securities Purchase Agreement between the Registrant and Infineon Technologies, AG, dated March 14, 2002.

                4.2 Securities Purchase Agreement between the Registrant and Bramwell Capital Corp. and Halifax Fund, L.P., dated March 14, 2002.

                4.3 Secured Convertible Debenture between the Registrant and Infineon Technologies, AG, dated March 28, 2002.

                4.4 Secured Convertible Debenture between the Registrant and Bramwell Capital Corp., dated March 28, 2002.

                4.5 Secured Convertible Debenture between the Registrant and Halifax Fund, L.P. dated March 28, 2002.

                4.6 Warrant to Purchase Common Stock between the Registrant and Infineon Technologies, AG, dated March 28, 2002.

                4.7 Warrant to Purchase Common Stock between the Registrant and Bramwell Capital Corp., dated March 28, 2002.

                                    Page-2

                4.8 Warrant to Purchase Common Stock between the Registrant and Halifax Fund, L.P., dated March 28, 2002.

                4.9 Security Agreement between the Registrant and Infineon Technologies, AG, dated March 28, 2002.

                4.10 Amendment No. 1 to Share Purchase Agreement between Registrant and Infineon Technologies, AG, dated March 28, 2002.

                4.11 Amendment No. 1 to Registration Rights Agreement between Registrant and Infineon Technologies, AG, dated March 28, 2002.

                4.12 Registration Rights Agreement between the Registrant and Bramwell Capital Corp. and Halifax Fund, L.P., dated March 28, 2002.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
                                              ------------------------------
                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated April 4, 2002

                                    Page-3